UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): June 29, 2015


                               CEL-SCI CORPORATION
                      -----------------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                        0-11503                  84-0916344
---------------------------      ---------------------   ----------------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer
of incorporation)                                          Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                  --------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code: (703) 506-9460



                                       N/A
                           --------------------------
          (Former name or former address if changed since last report)

Item 1.01   Entry Into a Material Definitive Agreement

      On December 28, 2008, the Company issued a promissory note to Maximilian de Clara, the Company's President and a director.. On April 30, 2009 the Company signed a 1st Amendment to the Note due to the Company's inability to repay the Note. On July 6, 2009 a 2nd Amendment to the Note was signed. On August 22, 2011, the Note was amended and restated. In August 2014 the Note was transferred to the de Clara Trust. On June, 29, 2015, the parties amended the Note as follows:

     1) Effective July 7, 2015, interest on the Note will be at an annual rate of 9% and will be payable monthly.

     2)   The maturity date of the Note is extended to July 6, 2017.

     3) The Note, in whole or in part, will be convertible at the Holder's option into shares of the Company's common stock at a price of $0.59 per share, subject to the customary adjustments.

     In connection with the third amendment to the Note, the expiration date of the Series N warrants (1,871,282 which are held by the de Clara Trust) was extended to August 18, 2017. The Series N warrants allow the trust to purchase 1,871,282 shares of the Company's common stock at a price of $0.53 per share.

     Geert Kersten, the Company's Chief Executive Officer and a director, is the trustee and sole beneficiary of the de Clara Trust.

      The amendment to the Note and the extension of the Series N Warrants was approved by the Company's Compensation Committee and board of directors.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 1, 2015                       CEL-SCI CORPORATION



                                    By: /s/ Patricia B. Prichep
                                        -------------------------------------
                                        Patricia B. Prichep
                                        Senior Vice President of Operations